SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C.
                              ---------------------


                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15 (d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported) September 24, 1999



                            THE ALLSTATE CORPORATION
               (Exact Name of Registrant as Specified in Charter)




   DELAWARE                          1-11840                      36-3871531
(State or Other                    (Commission                   (IRS Employer
 Jurisdiction of                    File Number)                  Identification
 Incorporation)                                                      Number)


2775 SANDERS ROAD, NORTHBROOK, ILLINOIS                           60062
(Address of Principal Executive Offices)                        (Zip Code)


Registrant's telephone number, including area code (847) 402-5000







                                   Page 1 of 6
                             Exhibit Index at page 4

Item 5.  OTHER EVENTS


     On September 24, 1999, the Registrant issued the press release attached hereto as Exhibit 99.




Item 7.  FINANCIAL STATEMENTS AND EXHIBITS


         (c)  Exhibits



EXHIBIT NO.                                         DESCRIPTION

   99                                       Registrant's press release dated
                                            September 24, 1999

                                   SIGNATURES




     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.





                                                THE ALLSTATE CORPORATION




                                                By s\ Robert W. Pike

                                                Name: Robert W. Pike
                                                Title: Vice President and
                                                       Secretary



September 24, 1999

                                INDEX TO EXHIBITS




                                                              SEQUENTIAL
                                                              PAGE
NUMBER                    DESCRIPTION                         NUMBER



 99               Registrant's press release dated               5
                  September  24, 1999

                                                                 Exhibit No. 99
The Allstate Corporation
NEWS

                                              FOR MORE INFORMATION:

                                              Allstate Media Relations
                                              April Hattori
                                              (847)402-8373

                                              Allstate Investor Relations
                                              Robert Block
                                              Phil Dorn
                                              (847)402-2800



For Immediate Release


          ALLSTATE ANNOUNCES EXPECTED DECLINE IN THIRD QUARTER EARNINGS

     NORTHBROOK, Ill., Sept. 24, 1999 - The Allstate Corporation today announced that third quarter operating earnings per diluted share are expected to be $.50 to $.55 versus $.76 for the same period in 1998. Third quarter net income per diluted share is expected to be $.70 to $.75 versus $.86 for the same period in 1998, subject to market conditions influencing the level of realized capital gains. The actual results are expected to be announced on October 20th.

     Factors contributing to the expected decrease include: projected higher catastrophe losses including those from Hurricane Floyd; additional reserve strengthening for asbestos-related losses; increased expenses to support growth initiatives, including the company's new marketing campaign and continued investments in technology; a decrease in margins resulting from increased loss costs and a decrease in average premiums.

     Given these trends, fourth quarter operating earnings per diluted share could be between $.65 and $.73 versus $.78 for the same period in 1998, depending on weather developments. Fourth quarter net income per diluted share could be between $.76 and $.84 versus $.93 for the same period in 1998, subject to market conditions influencing the level of realized capital gains. This excludes anticipated charges from the acquisitions of CNA Personal Lines and American Heritage Life.

     "Intense competition in the personal lines industry coupled with a rise in the cost of doing business is putting pressure on our near term earnings," said Edward M. Liddy, Allstate's chairman, president and chief executive officer. "However, proper execution of our multi-channel, multi-brand, multi-product, and multi-national strategy will position us for profitable growth in the coming years."

     Allstate's "multi" strategy initiated at the beginning of this year has broadened its future growth opportunities. Recent initiatives include the company's alliance with Putnam Investments to market a variable annuity product and the company's pending purchases of CNA Personal Lines and American Heritage Life.

     At the same time, Allstate has been undertaking a review of its core business, including its cost structure, current business model effectiveness, and price competitiveness relative to profitable policy growth. The review is expected to be completed in the fourth quarter when the company will announce actions it will take to improve its strategic and competitive position.

     The Allstate Corporation is the nation's largest publicly held personal lines insurance company. Its main business units include Allstate Personal Property and Casualty, which provides insurance for more than 14 million households and has approximately 15,500 agents in the U.S. and Canada, and Allstate Life and Savings, which markets a number of life insurance and savings products under a variety of brands through a number of channels and is currently the nation's 13th largest life insurance business.

     This release contains forward-looking statements about 1999 third and fourth quarter earnings that are based on management's estimates, assumptions and projections. The Private Securities Litigation Reform Act of 1995 provides a safe harbor under The Securities Act of 1933 and The Securities Exchange Act of 1934 for forward-looking statements. In order to comply with the terms of the safe harbor, Allstate notes that catastrophe losses are an important factor that could cause actual earnings for these periods to differ materially from the estimated earnings reported in this release.

                                       ###




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